Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Fourth Quarter and Full Year 2012 Results

Board Declares First Quarter 2013 Dividend of $0.165 Per Common Share

Highlights

•	Lease rental revenue of $158.1 million and Adjusted EBITDA[1] of $172.3 million for the fourth quarter, and $623.5 million and $647.6 million, respectively, for the full year

•	Net income of $29.8 million, or $0.43 per diluted common share for the fourth quarter, and $32.9 million, or $0.46 per diluted common share, for the full year

•	Adjusted net income[1] of $36.4 million, or $0.52 per diluted common share, for the fourth quarter and $57.0 million, or $0.80 per diluted common share, for the full year

•	Fleet utilization of 99% for the fourth quarter and the full year, with aircraft portfolio yield of 14% for both the fourth quarter and the full year

•	Purchased five aircraft during the fourth quarter with a total cost of $235 million, and made 24 aircraft investments in 2012 with a total cost of $843 million

•	Issued $500 million of 6.25% unsecured Senior Notes due 2019 during the fourth quarter, and a total of $1.3 billion in unsecured notes during 2012

•	Net book value of unencumbered aircraft at year end 2012 grew to $2.1 billion

•	27th consecutive quarterly dividend declared by Aircastle’s Board of Directors

•	Repurchased 1.6 million shares in late 2012 and early 2013 at a total cost of $20 million, bringing the total number of shares repurchased during 2012 and thus far in 2013 to 4.1 million

[1]	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

Stamford, CT. February 21, 2013 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter 2012 net income of $29.8 million, or $0.43 per diluted common share and adjusted net income of $36.4 million, or $0.52 per diluted common share. Net income for the year ended December 31, 2012 was $32.9 million, or $0.46 per diluted common share, and adjusted net income was $57.0 million, or $0.80 per diluted common share. The fourth quarter results included total revenues of $176.6 million, an increase of 13%, versus $156.9 million in the fourth quarter of 2011. For the full year 2012 total revenues were $686.6 million, up 13% versus $605.2 million in 2011.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “Aircastle continued to execute on its value-oriented growth strategy in 2012, finishing the year with solid top line growth thanks to $843 million of investments and 99% portfolio utilization. We also continued to transform our balance sheet by building the unencumbered asset base to over $2 billion in aircraft and more than $600 million in unrestricted cash while pushing out the nearest debt maturity to 2017. We demonstrated our strong standing in the capital markets, where we raised $1.3 billion in unsecured debt during the year, including a $500 million issue in late November, which provides us with attractive growth capital for 2013. Looking ahead, we believe the market for new acquisitions looks good and we will continue pursuing investment opportunities in a disciplined way.”

Michael Inglese, Aircastle’s CFO, commented: “In addition to pursuing accretive new investments, we remain committed to returning capital to our shareholders. To that end, we repurchased $20 million of common shares under our current $50 million program since October, bringing the total to $138.5 million repurchased since the beginning of 2011, at an average price of $11.87 per share. In addition, we increased our dividend 10% during the year for a cumulative increase of 65% over the past eight quarters, reflecting the Company’s increased earnings base.”

Fourth Quarter Results

Lease rental revenue for the fourth quarter was $158.1 million, up $8.2 million or 6% year over year, due primarily to the impact of new aircraft acquisitions of $25.0 million, partially offset by lower revenue due to aircraft sales of $5.2 million and the year over year impact of lease extensions, transitions and terminations of $11.6 million.

Total revenues for the fourth quarter were $176.6 million, an increase of $19.7 million, or 13% from the previous year, reflecting higher lease rental revenue of $8.2 million, higher maintenance revenue of $4.2 million from a year over year increase in transitions, and an increase in other revenues of $8.0 million reflecting our purchase of a secured loan during the first quarter of 2012 and revenue from finance leases, primarily from acquisitions in 2012.

Adjusted EBITDA for the fourth quarter was $172.3 million, up $10.5 million, or 6% from the fourth quarter of 2011, due primarily to higher lease rental, maintenance and other revenue totaling $20.5 million, partially offset by a $7.4 million year-over year decline in gains from the sale of aircraft.

The fourth quarter 2012 results include aircraft impairment charges totaling $7.7 million and primarily reflects the impairment of one A320-200 that came off lease during the quarter for $6.7 million. These charges were largely offset by end of lease maintenance revenue related to the impaired aircraft totaling $7.5 million.

Adjusted net income for the quarter was $36.4 million, down $6.0 million year over year. The change reflects higher net revenues of $19.7 million that was offset by higher aircraft impairment charges of $7.7 million, lower gains from the sale of aircraft of $7.4 million, higher depreciation of $6.1 million, higher selling, general and administrative costs of $2.1 million, and higher adjusted interest expense of $1.9 million.

Full Year Results

Lease rental revenue for the full year was $623.5 million, up $43.3 million, or 7% year over year, reflecting the net impact of aircraft acquisitions made during 2012 and 2011 totaling $106.1 million, offset by lower lease rentals due to aircraft sales and disposals of $28.6 million and the impact of transitions, extensions and terminations totaling $34.2 million.

Total revenues for 2012 were $686.6 million, an increase of $81.4 million, up 13% from the previous year. The increase reflects higher lease rental revenue of $43.3 million, higher maintenance revenue of $16.4 million, lower amortization of net lease discounts and lease incentives of $3.6 million, higher revenues resulting from interest on our debt investments and finance leases of $12.2 million, and an increase of $5.9 million in early termination fees paid by lessees during 2012 versus 2011.

During the year we recorded maintenance revenue from 13 scheduled lease terminations of $18.4 million versus $21.7 million for nine scheduled lease terminations in 2011. In addition, we recorded $34.9 million of maintenance revenue from 13 aircraft returned early in 2012 versus $15.3 million from seven aircraft returned early in 2011. We recorded total non-cash impairment charges of $96.5 million and $6.4 million in 2012 and 2011, respectively.

During 2012 we impaired 18 aircraft, and the total $96.5 million non-cash charge was partially offset by maintenance and lease incentive revenue associated with seven of these aircraft, in the amount of $27.7 million.

Adjusted EBITDA for the full year was $647.6 million, up 7% from $607.9 million in 2011, due primarily to higher lease rental, maintenance and other revenues totaling $77.8 million, partially offset by a $33.3 million decrease in gains from aircraft sold during 2012.

Adjusted net income for the full year was $57.0 million, down $88.0 million year over year. The change reflects higher revenues of $81.4 million, primarily offset by higher aircraft impairment charges of $90.0 million, lower gains from the sale of aircraft of $33.3 million, higher depreciation of $27.8 million, and higher adjusted interest expense of $13.6 million.

Aviation Assets

During 2012, we acquired 24 aircraft investments for $843 million. We also sold or disposed of eight aircraft, which resulted in a pre-tax gain of approximately $5.7 million for the year.

As of December 31, 2012, Aircastle owned 159 aircraft having a net book value of $4.8 billion.

	Owned Aircraft as of December 31, 2010(1)	Owned Aircraft as of December 31, 2011(1)	Owned Aircraft as of December 31, 2012(1)
Flight Equipment Held for Lease ($ mils.)	$4,066	$4,388	$4,783
Unencumbered Flight Eqt. included in Flight Eqt. Held for Lease ($ mils.)	$595	$677	$2,092
Number of Aircraft	136	144	159
Number of Unencumbered Aircraft	18	27	72
Passenger Aircraft (% of NBV)	67%	69%	71%
Freighter Aircraft (% of NBV)	33%	31%	29%
Weighted Average Fleet Age – Combined (years)(2)	11.0	10.9	10.7
Weighted Average Remaining Combined Lease Term (years)(3)	4.7	4.9	5.0
Weighted Average Fleet Utilization for the year ended(4)	99%	99%	99%
Portfolio Yield for the year ended(5)	14%	14%	14%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age (years) by net book value.
(3)	Weighted average remaining lease term (years) by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period.

Financing Update

During 2012 we raised approximately $1.6 billion of total debt financing, including more than $730 million during the fourth quarter.

In December 2012, we closed a $150 million unsecured revolving credit facility with Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A. and an affiliate of RBC Capital Markets, which has a three-year term scheduled to expire in December 2015. This facility is currently undrawn.

In late November of 2012, Aircastle issued $500 million aggregate principal amount of unsecured 6.25% Senior Notes due 2019. The proceeds will be used for general corporate purposes, including the purchase of aviation assets. The notes were issued at par value.

In April 2012, we closed an $800 million unsecured notes offering, consisting of $500 million of 6.75% senior notes due 2017 and $300 million of 7.63% senior notes due in 2020, both of which were issued at par. Aircastle used the net proceeds from the offering to repay outstanding indebtedness under its Term Financing No. 1 and the termination of associated interest rate derivatives, with the balance used for general corporate purposes, including the purchase of aviation assets.

During 2012, we entered into two 12 year term loans which are supported by guarantees from Compagnie Francaise d’Assurance pour le Commerce Exterieur, or COFACE, for the financing of two new Airbus Model A330-200 aircraft. The borrowings under these financings at December 31, 2012 had a weighted average rate of interest equal to 3.22%.

Dividends and Share Repurchase Program

On February 18, 2013 Aircastle’s Board of Directors declared a first quarter 2013 cash dividend on its common shares of $0.165 per share, payable on March 15, 2013 to shareholders of record on March 4, 2013. This is our 27th consecutive dividend. During 2012, Aircastle increased the dividend to common shareholders to the current quarterly rate of $0.165 per share, a 10% increase over the quarterly rate at the end of 2011.

Also during 2012, the Company’s Board of Directors authorized the repurchase of up to a total of $78.5 million of the Company’s common shares. As of February 20, 2013, under this authorization we repurchased 4.1 million shares at a total cost of $48.5 million, including commissions. We have $30 million remaining under the current authorization.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, February 21, 2013 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 946-0709 (from within the U.S. and Canada) or (719) 457-2653 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “5347970”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, March 23, 2013 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “5347970.”

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2012, Aircastle’s aircraft portfolio consisted of 159 aircraft on lease with 69 customers located in 36 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this report. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle expectations include, but are not limited to, capital markets disruption or volatility which could adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; government fiscal or tax policies, general economic and business conditions or other factors affecting demand for aircraft or aircraft values and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle’s filings with the Securities and Exchange Commission (“SEC”), including as described in Item 1A. “Risk Factors” and elsewhere in this report. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this report. Aircastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,
	2011	2012
ASSETS
Cash and cash equivalents	$295,522	$618,217
Accounts receivable	3,646	5,625
Restricted cash and cash equivalents	247,452	111,942
Restricted liquidity facility collateral	110,000	107,000
Flight equipment held for lease, net of accumulated depreciation of $981,932 and $1,305,064	4,387,986	4,662,661
Net investment in finance leases	—	119,951
Aircraft purchase deposits and progress payments	89,806	131
Other assets	90,047	186,633

Total assets	$5,224,459	$5,812,160

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings (including borrowings of ACS Ireland VIEs of $295,952 and $207,926, respectively)	$2,535,759	$1,848,034
Borrowings from unsecured financings	450,757	1,750,642
Accounts payable, accrued expenses and other liabilities	105,432	108,593
Lease rentals received in advance	46,105	53,189
Liquidity facility	110,000	107,000
Security deposits	83,037	87,707
Maintenance payments	347,122	379,391
Fair value of derivative liabilities	141,639	61,978

Total liabilities	3,819,851	4,396,534

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 72,258,472 shares issued and outstanding at December 31, 2011; and 68,639,729 shares issued and outstanding at December 31, 2012	723	686
Additional paid-in capital	1,400,090	1,360,555
Retained earnings	191,476	180,675
Accumulated other comprehensive loss	(187,681)	(126,290)

Total shareholders’ equity	1,404,608	1,415,626

Total liabilities and shareholders’ equity	$5,224,459	$5,812,160

Aircastle Limited and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012
Revenues:
Lease rental revenue	$149,848	$158,090	$580,209	$623,503
Amortization of lease premiums, discounts and lease incentives	(5,604)	(6,452)	(16,445)	(12,844)
Maintenance revenue	11,948	16,194	36,954	53,320

Total lease rentals	156,192	167,832	600,718	663,979
Other revenue	746	8,778	4,479	22,593

Total revenues	156,938	176,610	605,197	686,572

Expenses:
Depreciation	63,804	69,896	242,103	269,920
Interest, net	53,766	55,605	204,150	222,808
Selling, general and administrative (including non-cash share based payment expense of $1,094 and $999 for the three months ended, and $5,786 and $4,232 for the twelve months ended December 31, 2011 and 2012, respectively)	9,644	11,754	45,953	48,370
Impairment of Aircraft	—	7,667	6,436	96,454
Maintenance and other costs	2,333	2,713	13,277	14,656

Total expenses	129,547	147,635	511,919	652,208

Other income (expense):
Gain on sale of flight equipment	10,134	2,685	39,092	5,747
Other	(115)	(2)	(268)	602

Total other income (expense)	10,019	2,683	38,824	6,349

Income (loss) from continuing operations before income taxes	37,410	31,658	132,102	40,713
Income tax provision	1,791	1,869	7,832	7,845

Net income (loss)	$35,619	$29,789	$124,270	$32,868

Earnings (loss) per common share — Basic:
Net income (loss) per share	$0.49	$0.43	$1.64	$0.46

Earnings (loss) per common share — Diluted:
Net income (loss) per share	$0.49	$0.43	$1.64	$0.46

Dividends declared per share	$0.15	$0.165	$0.50	$0.615

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2012
Cash flows from operating activities:
Net income	$124,270	$32,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	242,103	269,920
Amortization of deferred financing costs	15,271	12,449
Amortization of net lease discounts and lease incentives	16,445	12,844
Deferred income taxes	5,615	6,828
Non-cash share based payment expense	5,786	4,232
Cash flow hedges reclassified into earnings	23,078	30,777
Ineffective portion of cash flow hedges	(101)	2,893
Security deposits and maintenance payments included in earnings	(35,500)	(54,180)
Gain on sale of flight equipment	(39,092)	(5,747)
Impairment of aircraft	6,436	96,454
Other	742	(2,218)
Changes in certain assets and liabilities:
Accounts receivable	(4,818)	(2,530)
Restricted cash and cash equivalents related to operating activities	4,418	—
Other assets	(2,675)	919
Accounts payable, accrued expenses and other liabilities	(1,848)	17,732
Lease rentals received in advance	(753)	4,036

Net cash provided by operating activities	359,377	427,277

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(776,750)	(693,227)
Proceeds from sale of flight equipment	489,196	61,489
Restricted cash and cash equivalents related to sale of flight equipment	(35,762)	35,762
Aircraft purchase deposits and progress payments	(122,069)	(20,553)
Net investment in finance leases	—	(91,500)
Collections on finance leases	—	3,852
Purchase of debt investment	—	(43,626)
Principal repayments on debt investment	—	6,585
Other	(35)	(691)

Net cash used in investing activities	(445,420)	(741,909)

Cash flows from financing activities:
Repurchase of shares	(91,610)	(44,180)
Proceeds from term debt financings	669,047	1,459,690
Securitization and term debt financing repayments	(390,945)	(847,415)
Deferred financing costs	(20,179)	(31,691)
Restricted secured liquidity facility collateral	(35,000)	3,000
Secured liquidity facility collateral	35,000	(3,000)
Restricted cash and cash equivalents related to financing activities	(25,056)	99,748
Security deposits received	20,574	17,453
Security deposits returned	(7,914)	(6,152)
Maintenance payments received	122,050	142,122
Maintenance payments returned	(89,300)	(57,822)
Payments for terminated cash flow hedges	—	(50,757)
Dividends paid	(45,059)	(43,669)

Net cash (used in) provided by financing activities	141,608	637,327

Net increase (decrease) in cash and cash equivalents	55,565	322,695
Cash and cash equivalents at beginning of period	239,957	295,522

Cash and cash equivalents at end of period	$295,522	$618,217

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012
Revenues	$156,938	$176,610	$605,197	$686,572

EBITDA	$160,584	$163,611	$594,800	$546,285

Adjusted EBITDA	$161,793	$172,279	$607,870	$647,622

Adjusted net income	$42,400	$36,372	$144,963	$57,009

Adjusted net income allocable to common shares	$41,847	$36,079	$143,130	$56,539
Per common share - Basic	$0.59	$0.52	$1.92	$0.80
Per common share - Diluted	$0.59	$0.52	$1.92	$0.80

Basic common shares outstanding	71,407	69,120	74,686	70,717
Diluted common shares outstanding	71,407	69,120	74,686	70,717

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012
Net income (loss)	$35,619	$29,789	$124,270	$32,868
Depreciation	63,804	69,896	242,103	269,920
Amortization of net lease discounts and lease incentives	5,604	6,452	16,445	12,844
Interest, net	53,766	55,605	204,150	222,808
Income tax provision	1,791	1,869	7,832	7,845

EBITDA	160,584	163,611	594,800	546,285
Adjustments:
Impairment of aircraft	—	7,667	6,436	96,454
Non-cash share based payment expense	1,094	999	5,786	4,232
Loss (gain) on mark to market of interest rate derivative contracts	115	2	848	(597)
Contract termination expense	—	—	—	1,248

Adjusted EBITDA	$161,793	$172,279	$607,870	$647,622

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012
Net income (loss)	$35,619	$29,789	$124,270	$32,868
Ineffective portion and termination of hedges(1)	5,572	1,053	8,407	2,893
Mark to market of interest rate derivative contracts(2)	115	2	848	(597)
Loan termination payment(1)	—	—	3,196	—
Write-off of deferred financing fees(1)	—	120	2,456	3,034
Stock compensation expense(3)	1,094	999	5,786	4,232
Term Financing No. 1 hedge loss amortization charges(1)	—	4,409	—	13,331
Contract termination expense	—	—	—	1,248

Adjusted net income (loss)	$42,400	$36,372	$144,963	$57,009

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Beginning with the quarter ended March 31, 2012, management, to be more consistent with reporting practices of peer aircraft leasing companies, has revised the calculation of Adjusted Net Income (“ANI”) to no longer exclude gains (losses) on sales of assets, and to exclude non-cash share based payment expense in the calculation of ANI. Beginning with our Quarterly Report for the quarter ended June 30, 2012, we also excluded Term Financing No. 1 hedge loss amortization charges which will be reported in Interest, net on our consolidated statement of income from the calculation of ANI. The calculation of ANI for the three months ended December 31, 2011 has been revised to be comparable with the current period presentation.

Management believes that ANI, when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting and non-cash share based compensation. However, ANI is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2012		Twelve Months Ended December 31, 2012
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	69,120	99.19%	70,717	99.18%
Unvested restricted common shares	561	0.81%	588	0.82%

Total weighted-average shares outstanding	69,681	100.00%	71,305	100.00%

Net income (loss) allocation
Net income (loss)	$29,789	100.00%	$32,868	100.00%
Distributed and undistributed earnings (loss) allocated to unvested restricted shares	(240)	(0.81%)	(271)	(0.82%)

Earnings (loss) available to common shares	$29,549	99.19%	$32,597	99.18%

Adjusted net income (loss) allocation
Adjusted net income (loss)	$36,372	100.00%	$57,009	100.00%
Amounts allocated to unvested restricted shares	(293)	(0.81%)	(470)	(0.82%)

Amounts allocated to common shares	$36,079	99.19%	$56,539	99.18%

(1)	For the three and twelve months ended December 31, 2012 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2011		Twelve Months Ended December 31, 2011
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	71,407	98.70%	74,686	98.74%
Unvested restricted common shares	943	1.30%	957	1.26%

Total weighted-average shares outstanding	72,350	100.00%	75,643	100.00%

Net income allocation
Net income	$35,619	100.00%	$124,270	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(464)	(1.30%)	(1,571)	(1.26%)

Earnings available to common shares	$35,155	98.70%	$122,699	98.74%

Adjusted net income allocation
Adjusted net income	$42,400	100.00%	$144,963	100.00%
Amounts allocated to unvested restricted shares	(553)	(1.30%)	(1,833)	(1.26%)

Amounts allocated to common shares	$41,847	98.70%	$143,130	98.74%

(1)	For the three and twelve months ended December 31, 2011 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.